Exhibit 99.1

Pareteum Reports Annual 2016 Financial Results

Well-Positioned for Continued Execution on Growth Opportunities in 2017

Conference call to be held at 11:00 a.m. EDT on March 29, 2017

NEW YORK, March 28, 2017 /PRNewswire/-- Pareteum Corporation (NYSE MKT: TEUM) ("Pareteum" or the "Company"), a leading communications technology provider to global Mobile, MVNO, Enterprise and IoT markets, today announced financial results for the year ended December 31, 2016.

Highlights and achievements in 2016 and to-date:

•	Improved to positive adjusted EBITDA of $110K in Q416 from negative adjusted EBITDA of $3.1 million in Q415 (adjustments to EBITDA include elements of nonrecurring expenditures, restructuring charges, stock based compensation, software development and non-cash adjustments);
•	Added new top talent additions at executive management, board of directors, and other key operational levels, supporting Pareteum’s vision and growth mission.
•	Improved revenue metric annualized revenue per employee in Q416 to $202,872 from $51,738 in Q415;
•	Strengthened gross margin with Q416 margin of 79% and sequential quarterly gains from Q415 margin of 62%;
•	Reported Q416 revenue of $3.1 million, nearly 5% ahead of expectations;
•	Focused execution of growth strategy to leverage software and services platform to address back office and mobile virtual network enabler needs of
o	carriers;
o	enterprises; and
o	services providers, developers and solutions integrators; and
•	Completed substantial restructuring, with turnaround advanced as demonstrated by improvements in reported results, capital infusion, amended debt agreement, and growing roster of clients, prospective clients, and partners.

Hal Turner, Executive Chairman of Pareteum commented, “We are very pleased to note that in 2017, we have turned the page. With 2016 dedicated to executing our restructuring plan and turning around the business, we believe we have entered 2017 with a stable and robust platform that is well positioned to capitalize on the major trends now impacting global communications.”

Mr. Turner continued, “Our business is going where it needs to be going. Specifically, we have:

1)	new clients and brands are positioned to come on board;
2)	opened up new service segments that represent additional revenue streams;
3)	continued development progress on announced transactions; and
4)	announced four new sales agreements, including:
a.	a key carrier customer global roaming enablement deal;
b.	an important addition of content and streaming media capability to a major carrier mobile MVNE customer
c.	an important IoT technology enablement transaction, and
d.	a focused subscriber multi-country network enablement agreement.”

“In the age of the connected consumer, with our growth strategy addressing a combined $270 billion total market opportunity, the management team and Board of Directors of Pareteum are continuing to operate with a sense of urgency to execute and deliver. We remain committed to creating value through continued efficient execution of our plans to achieve sustainable, accretive operating and financial results,” Mr. Turner concluded.

Financial Highlights for the Year Ended 2016:

Revenue for the year ended December 31, 2016 was $12,855,811 compared to $31,015,453 for the year ended December 31, 2015.

Cost of service for the twelve-month period ended December 31, 2016 was $3,658,667, a decrease of $2,267,624 or 38%, compared to $5,926,291 for the twelve-month period ended December 31, 2015. The decrease was related to a decrease in cost of mobile bundled service business and network, decrease in cost of service related management and personnel expenses and reduction of non-cash related expenses.

Total operating expenses, which includes product development, sales and marketing, and general and administrative costs, for the twelve-month period ended December 31, 2016 was $16,592,700, a decrease of $2,234,664 or 12%, compared to $18,827,364 for the twelve-month period ended December 31, 2015. The decrease was related to reductions in staffing in the areas of product development, overhead, sales and marketing activities.

Cumulative annualized restructuring savings generated during 2015 and 2016, thus far, have totaled approximately $7.4 million and relate primarily to workforce reduction.

Conference Call Information:

Date: Wednesday, March 29, 2017

Time: 11:00 a.m. EDT

Domestic Dial-in Number: 1-800-279-9534

International Dial-in Number: 1-719-457-2506

U.K. Toll Free: 0 800 404 7656

Live webcast: http://public.viavid.com/index.php?id=123530

All interested participants should dial in approximately 5 to 10 minutes prior to the 11:00 a.m. EDT conference call and an operator will register your name and organization.

A replay of the call will be available approximately one hour after the end of the call through March 29, 2018, and can be accessed via Pareteum’s website (www.paretuem.com) or http://public.viavid.com/index.php?id=123530.

About Pareteum Corporation:

Pareteum Corporation, and its subsidiaries (also referred to as “Pareteum”, and “the Company”) provide a complete mobility cloud platform, utilizing messaging and security capabilities for the global Mobile, MVNO, Enterprise and IoT markets. For more information please visit: www.pareteum.com.

Forward-Looking Statements:

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to Pareteum's plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about Pareteum's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of Pareteum may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Pareteum also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in Pareteum's filings with the Securities and Exchange Commission, copies of which are available from the SEC or may be obtained upon request from Pareteum.

Investor Relations:

Vivian Cervantes

PCG Advisory

212-554-5482

vivian@pcgadvisory.com

Pareteum Corporation and Subsidiaries

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2016 AND 2015

	December 31,	December 31,
	2016	2015
ASSETS

CURRENT ASSETS

Cash and cash equivalents	$931,189	$369,250
Financing receivable	-	272,425
Restricted cash	564,018	246,151
Accounts receivable, net of an allowance for doubtful accounts of $88,528 at December 31, 2016 and $269,608 at December 31, 2015	614,670	1,112,032
Prepaid expenses and other current assets	1,084,994	2,016,236
Total current assets	3,194,871	4,016,094

NON-CURRENT ASSETS

OTHER ASSETS	129,037	473,893

NOTE RECEIVABLE	1,012,603	-

PROPERTY AND EQUIPMENT, NET	8,708,778	13,051,375

INTANGIBLE ASSETS, NET	-	258,630

ASSETS HELD FOR SALE	-	4,564,972

GOODWILL	-	3,027,422

TOTAL ASSETS	$13,045,289	$25,392,386

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

CURRENT LIABILITIES
Accounts payable and customer deposits	2,316,768	2,639,863
Obligations under capital leases (current portion)	10,813	310,403
Net billings in excess of revenues	951,791	1,259,545
Accrued expenses and other payables	6,013,620	5,031,712
Senior Secured Loan - Short Term (Principal repayments coming 12 months)	4,000,000	5,580,277
Total current liabilities	13,292,992	14,821,800

LONG TERM LIABILITIES
Derivative liabilities	4,265,829	945,618
Non-current portion of obligation under capital leases	-	5,621
Other long term liabilities	192,980	260,290
Unsecured Convertible Promissory Note (net of Debt Discount and Debt Issuance)	821,048	238,829
Senior Secured Loan - Long Term (net of Debt Discount, Debt Issuance and Principal repayments coming 12 months)	3,715,662	-
Non-current portion of net billings in excess of revenues	121,309	1,066,687
Total long term liabilities	9,116,828	2,517,045

Total liabilities	22,409,820	17,338,845

Commitments and Contingencies (See Notes)

STOCKHOLDERS' (DEFICIT) EQUITY
Preferred Stock $0.00001 par value, 50,000,000 shares authorized, 249 issued and outstanding as of December 31, 2016	2,143,196	-
Common Stock $0.00001 par value, 500,000,000 shares authorized, 8,376,267 issued and outstanding as of December 31, 2016 and 6,455,055 shares issued and outstanding as of December 31, 2015	280,653,362	269,470,165
Accumulated other comprehensive loss	(5,086,902)	(5,789,975)
Accumulated deficit	(287,080,234)	(255,635,531)
Pareteum Corporation stockholders' (deficit) equity	(9,370,578)	8,044,659

NON-CONTROLLING INTEREST	6,047	8,882
Total stockholders' (deficit) equity	(9,364,531)	8,053,541

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY	$13,045,289	$25,392,386

Pareteum Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	2016	2015
REVENUES	$12,855,811	$31,015,453

COST AND OPERATING EXPENSES
Cost of service (excluding depreciation and amortization)	3,658,667	5,926,291
Product development	3,543,590	4,543,492
Sales and marketing	1,340,959	2,633,958
General and administrative	11,708,151	11,649,914
Restructuring charges	1,638,049	1,254,598
Depreciation and amortization of intangibles assets	4,246,787	6,623,985
Impairment for assets held and used	850,985	2,681,407
Impairment of goodwill	3,228,930	-
Loss on sale of assets	1,542,374	-
Total cost and operating expenses	31,758,492	35,313,645

LOSS FROM OPERATIONS	(18,902,681)	(4,298,192)

OTHER INCOME (EXPENSE)
Interest income	112,169	106,028
Interest expense	(1,228,201)	(1,488,203)
Interest expense related to debt discount and conversion feature	(6,041,607)	(682,389)
Changes in derivative liabilities	(3,316,199)	299,948
(Loss) Gain on Extinguishment of Debt	(541,899)	2,475,799
Other (expense), net	(220,927)	(922,894)
Amortization of deferred financing costs	(1,267,073)	(513,557)
Total other (expense)	(12,503,737)	(725,268)

LOSS BEFORE PROVISION FOR INCOME TAXES	(31,406,418)	(5,023,460)
Provision (Benefit) for income taxes	38,286	(17,225)
NET LOSS	(31,444,704)	(5,006,235)

OTHER COMPREHENSIVE LOSS
Foreign currency translation gain (loss)	703,073	(2,662,843)
COMPREHENSIVE LOSS	$(30,741,631)	$(7,669,078)

Net loss per common share and equivalents – basic	$(4.67)	$(0.79)

Net loss per common share and equivalents – diluted	$(4.67)	$(0.79)

Weighted average shares outstanding during the period - basic	6,738,971	6,328,082

Weighted average shares outstanding during the period - diluted	6,738,971	6,328,082

Pareteum Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(31,444,704)	$(5,006,235)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	4,246,787	6,623,985
Provision for doubtful accounts	(88,528)	269,608
Stock based compensation	3,897,437	3,481,908
Change in fair value of warrant liability	3,316,199	(299,948)
Amortization of deferred financing costs	1,267,073	513,557
Interest expense relating to debt discount and conversion feature	6,041,607	682,389
Other (income) and expense, net	220,927	922,894
Loss/(Gain) on Extinguishment of Debt	541,899	(2,475,799)
Impairment for assets held and used	850,985	2,681,407
Impairment of goodwill	3,228,930	-
Loss on sale of assets	1,542,374	-
Changes in operating assets and liabilities:
Decrease in accounts receivable	621,532	6,566,499
Decrease in prepaid expenses, deposits and other assets	1,637,006	759,275
Increase in accounts payable and customer deposits	80,520	2,627,745
Decrease in net billings in excess of revenues	(1,169,136)	(9,753,225)
Increase in accrued expenses and other payables	1,551,261	1,385,775
Net cash (used in) provided by operating activities	(3,657,831)	8,979,835

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,413,160)	(7,709,972)
Advance Purchase Payment on "Assets held for Sale"	450,000	-
Proceeds from sale of assets	2,000,000	-
Net cash provided by (used in) investing activities	1,036,840	(7,709,972)

CASH FLOWS FROM FINANCING ACTIVITIES:
Financing receivable	355,000	1,645,000
Exercise of warrants & options	-	5,861
Equity and Debt issuance costs paid	(1,338,821)	(532,558)
Principal payment on 2014 10% + libor 3rd Part Loan	(966,809)	(5,500,000)
Proceeds from convertible promissory note	2,273,000	1,275,000
Unsecured promissory note	350,000	-
Gross proceed from Preferred A and A-1 shares issuance	2,490,000	-
Net cash provided by (used in) financing activities	3,162,370	(3,106,697)

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	20,560	301,924
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	561,939	(1,534,910)
CASH AND CASH EQUIVALENTS, BEGINNING OF THE PERIOD	369,250	1,904,160
CASH AND CASH EQUIVALENTS, END OF THE PERIOD	$931,189	$369,250

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the period for interest	$909,637	$1,136,021
Cash paid during the period for income taxes	15,581	14,771
NON-CASH INVESTING ACTIVITIES:
Note receivable from sale of assets	$1,000,000	$-
NON-CASH FINANCING ACTIVITIES:
Conversion of 9% unsecured convertible note	$5,238,329	$-
Shares issued for payables	$700,425	$-

PARETEUM CORPORATION
RECONCILIATION OF COMPREHENSIVE LOSS TO EBITDA AND ADJUSTED EBITDA

	THREE MONTHS ENDED MARCH 31, 2016	THREE MONTHS ENDED JUNE 30, 2016	THREE MONTHS ENDED SEPTEMBER 30, 2016	THREE MONTHS ENDED DECEMBER 31, 2016	YEAR ENDED DECEMBER 31, 2016
COMPREHENSIVE LOSS	$(3,972,576)	$(3,168,709)	$(12,612,947)	$(10,987,399)	$(30,741,631)
Foreign currency translation loss	341,214	(345,478)	425,354	281,983	703,073
NET LOSS	(4,313,790)	(2,823,231)	(13,038,301)	(11,269,382)	(31,444,704)
Provision (Benefit) for income taxes	9,929	9,178	8,450	10,729	38,286
Total other income (expense)	(28,465)	(646,703)	(4,194,734)	(7,633,835)	(12,503,737)
Interest income	25,936	24,611	24,700	36,922	112,169
Interest expense	(306,299)	(296,473)	(253,509)	(371,920)	(1,228,201)
Interest expense related to debt discount and conversion feature	(351,799)	(261,345)	(2,319,679)	(3,108,784)	(6.041,607)
Changes in derivative liabilities	518,986	140,950	(735,902)	(3,240,233)	(3,316,199)
(Loss) Gain on Extinguishment of Debt	-	-	(443,426)	(98,473)	(541,899)
Other income & (expense), net	221,640	(109,080)	101,328	(434,815)	(220,927)
Amortization of deferred financing costs	(136,929)	(145,366)	(568,246)	(416,532)	(1,267,073)
LOSS FROM OPERATIONS	(4,275,396)	(2,167,350)	(8,835,117)	(3,624,818)	(18,902,681)
Depreciation & Amortization	1,097,604	1,113,947	1,108,553	926,683	4,246,787
Impairment for assets held and used	-	-	850,985	-	850,985
Impairment of goodwill	-	-	3,228,930	-	3,228,930
Loss on sale of assets	-	-	1,746,905	(204,531)	1,542,374
EBITDA	(3,177,792)	(1,053,403)	(1,899,744)	(2,902,666)	(9,033,605)
Nonrecurring Expenditures	-	-	-	650,000	650,000
Restructuring Costs	637,777	198,026	545,130	62,308	1,443,241
Restructuring Costs (Non Cash)	-	-	15,051	179,757	194,808
Stock based Compensation	944,024	362,107	781,258	1,615,240	3,702,629
Software and non-cash adjustments	(492,997)	(724,303)	(42,539)	504,915	(754,924)
Adjusted EBITDA	$(2,088,988)	$(1,217,573)	$(600,844)	$109,554	$(3,797,851)